Exhibit 1

UNDERWRITING AGREEMENT

Dated October 20, 2022

REPÚBLICA ORIENTAL DEL URUGUAY,

acting through the Ministry of Economy and Finance

AND

CREDIT AGRICOLE SECURITIES (USA) INC.

AND

HSBC SECURITIES (USA) INC.

AND

J.P. MORGAN SECURITIES LLC

AND

SANTANDER INVESTMENT SECURITIES INC.

UNDERWRITING AGREEMENT

5.750% USD Bonds due 2034

Exhibit A —	Form of Opinion, including negative assurance, of Dr. Gonzalo Muñiz Marton and Dr. Gabriela Tobías Pedronzo, Counsel to the Ministry of Economy and Finance of the Republic of Uruguay

Exhibit B —	Form of Opinion and Negative Assurance Letter of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for the Republic

Exhibit C —	Form of the Underwriters’ Blood Letter

i

REPÚBLICA ORIENTAL DEL URUGUAY

U.S.$1,499,975,998 5.750% Bonds due 2034

UNDERWRITING AGREEMENT

October 20, 2022

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

United States of America

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

United States of America

Ladies and Gentlemen:

REPÚBLICA ORIENTAL DEL URUGUAY acting through the Ministry of Economy and Finance (the “Republic”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”) U.S.$1,499,975,998 aggregate principal amount of its 5.750% USD Bonds due 2034 (the “Securities”). The Securities will be issued pursuant to the indenture dated as of October 27, 2015 (as amended and supplemented, the “Indenture”), among the Republic and The Bank of New York Mellon, as trustee (the “Trustee”). A form of the Indenture was filed on October 19, 2015 with the U.S. Securities and Exchange Commission (the “Commission”).

The Securities will be issued in the form of one or more registered global securities (the “Global Securities”) deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”), in the authorized denominations specified in Schedule I hereto. For purposes of the laws of the Republic, this agreement (the “Agreement”) is intended to secure the agreement on the part of the Underwriters to disburse the applicable purchase price, as specified in Schedule I hereto (the “Purchase Price”), to or for the account of the Republic against delivery of the Securities, subject to the terms and conditions set forth herein. Except where the context otherwise requires, terms not otherwise defined in this Agreement shall have the meanings specified in the Indenture or in the Securities, as applicable.

1. Issue of Securities, Prospectus and Publicity

(a) Agreement to Issue. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Republic agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Republic, at the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, the principal amount of the Securities set forth opposite to each Underwriter’s name in Schedule II hereto.

(b) The Securities. At or prior to the Closing Date (as defined in Section 9(a) herein), the Securities will be issued in accordance with the terms of the Indenture and will be substantially in the form and contain such terms as set forth therein. This Agreement, the Indenture and the Securities are together referred to herein as the “Transaction Agreements.”

(c) Publicity. Except as may be required by law and except as provided for in this Agreement, no announcement or other publicity relating to the Securities shall be made or issued directly or indirectly by or on behalf of any of the parties hereto without the prior approval of the Republic and the Underwriters.

2. Stabilization.

(a) General. The parties acknowledge and agree that in connection with the offering of the Securities, the Underwriters (or persons acting on their behalf) may over allot Securities or effect transactions with a view to supporting the market price of the Securities during the stabilization period at a level higher than that which might otherwise prevail, in accordance with applicable laws and regulations and will be undertaken at the offices of the Underwriters (or persons acting on their behalf), on the Euro MTF Market of the Luxembourg Stock Exchange and/or on the International Securities Market (“ISM”) and Sustainable Bond Market (“SBM”) of the London Stock Exchange, or on the over-the-counter market.

Neither the Republic, nor any of its subsidiaries or affiliates, has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities. The Republic has not issued nor will it issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Securities. The Republic authorizes the Underwriters to make such public disclosure of information relating to stabilization of the Securities as is required by applicable law, regulation and guidance.

(b) Aggregate Principal Amount. Nothing in this Section 2 shall be construed as requiring the Republic to issue more than U.S.$1,499,975,998 aggregate principal amount of the Securities.

3. Agreements by the Underwriters

(a) Purchase of Securities. The Underwriters agree, severally and not jointly, to purchase the Securities at the Purchase Price on the Closing Date pursuant to the terms of this Agreement.

(b) Restrictions. The Underwriters represent, warrant and agree, severally and not jointly, that they and each of their affiliates have complied and will comply with the terms set out in Schedule III hereto.

The Underwriters have not entered nor will enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with their affiliates or with the prior written consent of the Republic pursuant to the terms of this Agreement.

(c) Sales Among Affiliates of the Underwriters. The Republic acknowledges and agrees that the Underwriters may sell to any of their affiliates Securities purchased by the Underwriters, and that any of such affiliates may sell to other such affiliates or to the Underwriters Securities purchased by such affiliates.

4. Listing

(a) Application for Listing(s). The Republic confirms that it will make or cause to be made an application on its behalf for the Securities to be listed on each official list and/or securities exchange named in Schedule I hereto (each a “Stock Exchange”) on or prior to the Closing Date to the extent necessary to list the Securities thereon.

(b) Supply of Information. The Republic agrees to deliver or cause to be delivered to each Stock Exchange copies of such documents as may be reasonably required for the purpose of obtaining such listing.

5. Representations and Warranties of the Republic

The Republic represents and warrants to the Underwriters as follows:

(a) Registration Statement.

(i) The Republic meets the requirements for use of Schedule B under the Securities Act of 1933, as amended (the “Securities Act”). The Republic has filed with the Commission a registration statement under Schedule B (No. 333-223463) covering the registration of the Securities under the Securities Act and including the related base prospectus filed on March 6, 2018 pursuant to Rule 424(b)(3) (the “Base Prospectus”). Such registration statement has been declared effective by the Commission, as amended as of the date and time of this Agreement (the “Execution Time”). Such registration statement, as amended as of the Execution Time, together with the Base Prospectus constituting a part thereof, any prospectus supplement relating to the Securities and all documents incorporated by reference thereto, meet the requirements set forth in Release No. 33-6424 (the “Release”) and Schedule B under the Securities Act. The Republic has filed preliminary prospectus supplements with the Commission pursuant to Rule 424(b)

under the Securities Act, which have been furnished to the Underwriters (each a “Preliminary Prospectus Supplement”), and proposes to file with the Commission, pursuant to Rule 424(b) under the Securities Act, supplements to the Base Prospectus (each a “Prospectus Supplement”) relating to the Securities and the plan of distribution thereof and has previously advised you of all other information (financial, statistical and other), if any, with respect to the Republic to be set forth therein. Such registration statement (including the Base Prospectus and any documents incorporated by reference in such registration statement), as amended as of the Execution Time, including the exhibits thereto and all documents incorporated by reference in the Base Prospectus contained therein, if any, each as amended at the time such registration statement became effective (the “Effective Time”), is hereinafter referred to as the “Registration Statement.”

The Base Prospectus together with the Prospectus Supplement in the form in which each shall be first filed with the Commission pursuant to Rule 424(b) after the Execution Time is hereinafter referred to as the “Final Prospectus;” and any reference to any amendment or supplement to the Final Prospectus or the Base Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the Execution Time, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Final Prospectus.

(ii) Prior to the termination of the offering of the Securities, the Republic will not file any amendment to the Registration Statement or supplement to the Final Prospectus which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing and which has not been approved by the Underwriters after consultation with their counsel.

(iii) At the Effective Time, the Registration Statement and any amendment thereof did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus and any amendment or supplement thereto will, comply in all material respects with the provisions of the Securities Act and the rules and regulations of the Commission thereunder, including the Release and Schedule B. Neither (A) the Registration Statement, as amended, at the Effective Time, at the Execution Time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, contained or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Final Prospectus, as amended or supplemented as of any such time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, will contain an untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Registration Statement or the Final Prospectus made in reliance upon and in conformity with the information furnished in writing to the Republic by the Underwriters, expressly for use in the Registration Statement or the Final Prospectus.

(iv) The Disclosure Package (as defined herein), at the date and time of the first sale of the Securities to the public, which was 9:50 p.m. New York City Time, on the date of this Agreement (the “Initial Sale Time”), when taken as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Republic by any Underwriter specifically for use therein. The Base Prospectus, as amended and supplemented as of the Execution Time; the Preliminary Prospectus Supplement; the issuer free writing prospectus, as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) identified in Schedule IV hereto; and any other free writing prospectus as defined in Rule 405 under the Securities Act (each a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, are collectively referred to as the “Disclosure Package.”

(v) The documents, if any, incorporated by reference in the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Republic makes no representations or warranties with respect to any statements or omissions contained in the Disclosure Package or the Final Prospectus made in reliance upon and in conformity with information furnished in writing to the Republic by the Underwriters, expressly for use in the Disclosure Package or the Final Prospectus.

(b) Power and Authority. The Republic has full power and authority to execute and deliver each of this Agreement and the Securities and all other documents and instruments to be executed and delivered by the Republic hereunder and thereunder, to incur the obligations to be incurred by it as provided herein or therein, to perform and observe the provisions hereof and thereof on its part to be performed or observed and to issue and sell the Securities and to perform the terms thereof.

(c) Authorization. The issuance and sale of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder and the performance of its obligations thereunder have been duly authorized by the Republic.

(d) Validity of Agreements. Each of this Agreement and the Indenture has been duly executed and delivered on behalf of the Republic and constitutes a valid and binding obligation of the Republic, enforceable against the Republic in accordance with its terms.

(e) Validity of Securities. The Securities have been duly and validly authorized and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with this Agreement, will be valid and binding obligations of the Republic entitled to the benefits of the Indenture.

(f) Consents. No consent, approval, authorization, order, registration or qualification of or with any court, government or governmental agency or body or any third party is required to be taken, fulfilled, performed or obtained in Uruguay or elsewhere (including, without limitation, the obtaining of any consent, approval or license or the making of any filing or registration) for the execution and delivery of the Transaction Agreements by the Republic, or for the issue, sale, delivery and performance of the Securities as contemplated herein and in the Registration Statement, the consummation of the other transactions contemplated by the Transaction Agreements and the compliance by the Republic with the terms of the Transaction Agreements, as the case may be, or for the validity or enforceability of the Transaction Agreements, against the Republic, except Decree No. 333/022 dated October 19, 2022 (the “Decree”) of the Executive Power of the Republic and the resolution dated October 19, 2022 of the Ministry of Economy and Finance of the Republic approving the terms of the Securities and the execution and delivery of this Agreement and the Securities by the Republic and all other documents to be executed and delivered by the Republic thereunder (the “Ministry of Economy and Finance Resolution”) which have been duly obtained are in full force and effect on the date hereof and will be in full force and effect on the Closing Date.

(g) Compliance. The execution, delivery and performance of this Agreement, the Indenture, the issuance, sale and delivery of the Securities, and the consummation of the other transactions contemplated by the Transaction Agreements (and compliance with the terms hereof and thereof) do not in any material respect (i) conflict with or result in a breach of any constitutional provision, any provision of any treaty, convention, statute, law, regulation, decree, judgment, order of any government, governmental body or court, domestic or foreign court order or similar authority binding upon the Republic, (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material fiscal agency agreement, trust deed, mortgage or other agreement to which the Republic or any National Governmental Agency is a party or by which any of them or any of their respective properties or assets is bound or (iii) result in the creation of any lien or encumbrance upon such properties or assets. As used herein, the term “National Governmental Agency” means any entity subject to Chapter I of Section XI of the Constitution of the Republic.

(h) Event of Default. No event has occurred and is continuing and no circumstance has arisen which, had the Securities already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the Securities.

(i) Litigation. Other than as described or contemplated in the Registration Statement, the Disclosure Package or the Final Prospectus, there are no pending or, to the best knowledge of the Republic after due inquiry, threatened actions or proceedings (foreign or domestic) against or affecting the Republic or any National Governmental Agency which, if determined adversely to the Republic or any such National Governmental Agency, would individually or in the aggregate have a materially adverse effect on the financial condition or revenues and expenditures of the Republic or would materially adversely affect the ability of the Republic to perform its obligations under the Transaction Agreements, or which are otherwise material in the context of the issue of the Securities.

(j) Taxes and Filing of Documents. There is no tax, duty, levy, impost, deduction, governmental charge or withholding imposed by the Republic or any political subdivision or taxing authority thereof or therein by virtue of the execution, delivery, performance or enforcement of the Transaction Agreements (except for court fees and taxes incurred in connection with enforcement proceedings) or to ensure the legality, enforceability, validity or admissibility into evidence of the Transaction Agreements or of any other document to be furnished thereunder, and it is not necessary that the Transaction Agreements be submitted to, filed or recorded with any court or other authority in the Republic to ensure such legality, validity, enforceability or admissibility into evidence (except for court fees and taxes incurred in connection with enforcement proceedings).

(k) Republic’s Obligations. When duly issued and authenticated, the Securities will be the direct, general, unconditional and unsubordinated Foreign Debt (as defined in the Terms and Conditions of the Securities) of the Republic for which the full faith and credit of the Republic will have been pledged; when issued, the Securities will rank without any preference among themselves and equally with all other unsubordinated Foreign Debt of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Securities ratably with payments being made under any other external indebtedness.

(l) Private Action. The execution, delivery and performance of this Agreement, the Indenture and the other documents referred to therein, and the issuance and sale of the Securities and the performance of the terms thereof by the Republic, constitute private and commercial acts rather than public or governmental acts. Under the laws of the Republic, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Republic nor any of its property has any immunity (i) from jurisdiction of any court, (ii) from set-off or any legal process in the courts of the Republic other than attachment prior to judgment and attachment in aid of execution or (iii) from set-off or any legal process in any court other than a court of the Republic (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise). The waiver of immunity by the Republic contained in Section 18 hereof, Section 9.7 of the Indenture and Paragraph 15(d) of the Terms and Conditions of the Securities and the indemnification and contribution provisions contained in Section 10 hereof do not conflict with Uruguayan law or public policy.

(m) IMF. The Republic is a member of the International Monetary Fund (the “IMF”).

(n) Enforcement of Transaction Agreements. After being translated into Spanish by an official translator, this Agreement, the Indenture and the Securities, upon the due execution, issuance and delivery thereof, will be in proper legal form under the laws of the Republic for the enforcement thereof in the Republic against the Republic.

(o) Additional Amounts. Under currently existing law, all payments made in respect of the Securities will be free and exempt from any and all taxes, duties or other governmental charges of whatever nature of the Republic, except to the extent that such Securities or payments will be held or received by persons who are subject to tax for reasons other than the mere holding of such Securities or receiving payments thereon, all payments on the Securities will be made by the Republic without withholding or deduction for or on account of any and all taxes, duties, assessments or other governmental charges of whatever nature imposed by the Republic or any political subdivision or taxing authority thereof or therein having power to tax, unless the Republic is compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges, and, in such event, the Republic shall pay Additional Amounts (as defined in the Indenture) to the extent provided in the Securities; and the Underwriters are not subject to any taxes, duties or other charges imposed by the Republic or by any political subdivision or taxing authority thereof or therein with respect to payments received by the Underwriters hereunder solely by reason of entering into this Agreement or receiving payments hereunder.

(p) Licenses, Consents and Residence. It is not necessary under the laws of the Republic that the Underwriters be licensed, qualified or entitled to carry on business in the Republic by reason of the execution, delivery, performance or enforcement of any of the Transaction Agreements and the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic solely by reason of the execution, delivery, performance outside the Republic or enforcement of the Transaction Agreements.

(q) Sanctions. (i) Neither the Republic nor, to the best of the Republic’s knowledge and belief, any official or agent of the Republic is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of Commerce, the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); and (ii) the Republic will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any persons, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of any Sanctions, or is in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner, in each case, as would result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

6. [Reserved]

7. (A) Covenants of the Republic

The Republic agrees with the Underwriters as follows:

(a) Representations and Warranties. The Republic acting through the Debt Management Unit of the Ministry of Economy and Finance will notify the Underwriters promptly if at any time prior to payment of the Purchase Price to the Republic on the Closing Date anything occurs which renders or may render untrue or incorrect in any material respect any of the representations and warranties contained in Section 5 hereof and will forthwith take such steps as the Underwriters may reasonably require to remedy and/or publicize the fact.

(b) Filing and Delivery of Prospectus Supplement. Promptly after the execution and delivery of this Agreement, the Republic will file the Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Securities Act, setting forth, among other things, the necessary information with respect to the terms of the offering of the Securities. The Republic will promptly deliver to the Underwriters (through their counsel) copies of all amendments to the Registration Statement hereafter made (including any Form 18-K and amendment thereto), which relate to the Securities (in each case including all exhibits filed therewith and all documents incorporated by reference therein not previously furnished to the Underwriters), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Underwriters as many unsigned copies of the foregoing (excluding the exhibits) as the Underwriters may reasonably request. The Republic will also send to the Underwriters, as soon as practicable after the date of this Agreement and thereafter promptly from time to time, as many copies of the Final Prospectus (or any amendment or supplement thereto) as the Underwriters or dealers may reasonably request for the purposes required by the Securities Act; provided, that the Republic will print and distribute such copies to the Underwriters at the Underwriters’ expense pursuant to Section 13 hereof.

(c) Delivery of Amendments and Supplements. During such period (not exceeding 90 days) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a prospectus, if any event relating to or affecting the Republic, or of which the Republic shall be advised in writing by the Underwriters, shall occur, which in the Republic’s opinion should be set forth in a supplement to or an amendment of the Final Prospectus in order to make the statements set forth in the Final Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend the Final Prospectus to comply with the Securities Act, the Republic will forthwith at its expense prepare and furnish to the Underwriters and the dealers named by the Underwriters a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Final Prospectus which will supplement or amend the Final Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In case the Underwriters or any dealer are required to deliver a prospectus after the expiration of 90 days after the commencement of the offering of the Securities, the Republic, upon the request of the Underwriters or dealer, will furnish to the Underwriters or dealer at the expense of the Underwriters, a reasonable quantity of a supplemented or amended Final Prospectus, or supplements or amendments to the Final Prospectus, complying with Section 10(a) of the Securities Act.

(d) The Republic will use its best efforts to promptly do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

(e) The Republic will advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) of the Securities Act and of any amendment or supplement to the Final Prospectus, the Registration Statement, or the Disclosure Package, or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, the Republic will use its best efforts to obtain the prompt removal thereof.

(f) The Republic will use its best efforts to qualify the Securities for offer and sale under the Blue Sky or legal investment laws of such jurisdictions in the United States as the Underwriters may reasonably designate and under the legal investment laws of such jurisdictions outside the United States as the Republic and the Underwriters may agree upon, and the Republic will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions inside or outside the United States; provided, however, that the Republic shall not be required to (i) qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction other than as set forth in this Agreement and the Indenture; (ii) apply or obtain any approval other than the application for listing referred to in Section 8(c) below; or (iii) assist with any other notification of approval other than notifications, if any, of any approval of the Luxembourg Stock Exchange to other authorities within the European Economic Area in accordance with the terms of the Prospectus Regulation (Regulation (EU) 2017/1129 (as amended or superseded)) to permit the offering and sale of the Securities in certain jurisdictions in the European Economic Area. The Republic and the Underwriters acknowledge and agree that the Underwriters may offer the Securities in the jurisdictions specified in Schedule III hereto, subject to compliance with the restrictions specified in Schedule III hereto.

(g) The Republic agrees that unless it obtains the prior consent of the Underwriters, which consent shall not be unreasonably withheld, it has not made and will not make any offers relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided that the prior consent of the Underwriters shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule IV hereto.

(B) Covenants of the Underwriters

In connection with this offering, each Underwriter, severally and jointly, represents and covenants with the Republic that, unless such Underwriter has obtained or will obtain, as the case may be, the prior written consent of the Republic, such Underwriter has not and will not use any Issuer Free Writing Prospectuses or any free writing prospectus required to be filed by the Republic with the Commission or retained by the Republic under Rule 433 under the Securities Act; provided, that the prior written consent of the Republic shall be deemed to have been given in respect of each Issuer Free Writing Prospectus included in Schedule IV hereto.

8. Conditions Precedent

The obligations of the Underwriters hereunder and the right of the Republic to receive payment for the Securities from the Underwriters are subject to the accuracy, on the date hereof and on the Closing Date, of the representations and warranties of the Republic contained herein, to the performance by the Republic of its obligations hereunder required to be performed on or before the Closing Date, and to each of the following additional conditions precedent:

(a) No Stop Orders, Etc. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or threatened by, the Commission on the Closing Date, and the Underwriters shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by a duly authorized officer of the Republic to the effect that no such stop order is in effect and that no proceeding for such purpose is pending before or, to the knowledge of the Republic, threatened by the Commission.

Any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Final Prospectus shall have been filed pursuant to the applicable provisions of Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(A)(b) of this Agreement.

(b) Other Agreements. On or before the Closing Date, any other agreements necessary for the consummation of the transactions contemplated hereby and thereby shall have been executed and delivered by the respective parties thereto, all in a form and substance satisfactory to the Underwriters.

(c) Listing. Application shall have been made to have the listing approved by (i) the Luxembourg Stock Exchange and admit the Securities to trading on the Euro MTF Market of the Luxembourg Stock Exchange, and (ii) the London Stock Exchange for the Securities to be admitted to trading on the ISM and the SBM.

(d) DTC. The Securities shall be deposited with a custodian of, and registered in the name of a nominee of, DTC on or prior to the Closing Date.

(e) Legal Opinions. On or prior to the Closing Date, there shall have been delivered to the Underwriters legal opinions and negative assurance letters, dated the Closing Date, of:

(i) Dr. Gonzalo Muñiz Marton and Dr. Gabriela Tobías Pedronzo, counsel to the Ministry of Economy and Finance of the Republic, substantially in the form of Exhibit A hereto;

(ii) Guyer & Regules, special Uruguayan counsel to the Underwriters, in form and substance satisfactory to the Underwriters;

(iii) Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, substantially in the form of Exhibit B hereto; and

(iv) Shearman & Sterling LLP, special New York counsel to the Underwriters, in form and substance satisfactory to the Underwriters.

In giving its opinion, Shearman & Sterling LLP may rely upon the opinion of Guyer & Regules with respect to matters governed by the laws of Uruguay.

(f) Resolution and Prior Approvals. On or prior to the Closing Date, there shall have been delivered to the Underwriters (i) certified copies of the Decree and the Ministry of Economy and Finance Resolution, together with certified English translations thereof and (ii) certified copies, together with certified English translations thereof, of all approvals, authorizations, consents and orders required for the issuance and sale of the Securities, the execution of this Agreement, the Indenture and Decree and the Ministry of Economy and Finance Resolution, and all such approvals, authorizations, consents and orders shall be in full force and effect on the Closing Date.

(g) Compliance. At the Closing Date, (i) there will have been, in the Underwriters’ judgment, no material adverse change, or any development involving a prospective material adverse change, in the (national or international) monetary, financial, economic or political condition of the Republic, other than as set forth in the Final Prospectus on the date of its issuance, that would materially impair the investment quality of the Securities; (ii) the representations and warranties of the Republic herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; and (iii) there will have been delivered to the Underwriters certificates of duly authorized officials of the Republic, dated the Closing Date, to such effect as set forth in this Section 8(g), as applicable.

(h) Certificates. On or prior to the Closing Date, there shall have been delivered to the Underwriters in form and substance satisfactory to the Underwriters, certificates of duly authorized officials of the Republic as to the authority, incumbency and specimen signatures of the persons who have executed or will execute this Agreement, the Indenture and the Securities and the other instruments and documents to be executed and delivered hereunder and thereunder by the Republic.

(i) Other Documents. On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, opinions and certificates as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

(j) Waiver. The Underwriters may waive, at their sole discretion and upon such terms as they deem appropriate, any of the conditions set forth above.

9. Closing

(a) Issue of Securities. Not later than 10:00 a.m. New York City time on October 28, 2022, or such other time as may be agreed upon between the Underwriters and the Republic (the “Closing Date”), the Republic will issue and deliver one or more duly executed and authenticated Global Securities an aggregate principal amount of U.S.$1,499,975,998. The Underwriters shall instruct DTC as to the allocation of interests in the Global Securities among the accounts of DTC participants.

(b) Payment. Against such delivery, the Underwriters shall pay to the Republic in same-day funds the Purchase Price for the Securities, less the amounts referred to in Section 9(c) below, on the Closing Date in U.S. dollars to such account as shall be notified by the Republic to the Underwriters not later than three days prior to the Closing Date.

(c) Commission. The Republic agrees to pay to the Underwriters a combined management and underwriting commission of 0.12% of the aggregate principal amount of the Securities. Such commission shall be deducted from the Purchase Price for the Securities as provided in Section 9(b), free and clear of any taxes, duties, governmental charges, levies, deductions or withholdings of any nature imposed by the Republic or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law, in which event the Republic shall pay such additional amounts as shall result in the receipt by the recipients of such amounts as would have been received by them had no such deduction or withholding been required.

10. Indemnification and Contribution

(a) Issuer’s Indemnity. The Republic agrees that it will indemnify and hold harmless each of the Underwriters and each of their affiliates, and individually each of their respective directors, officers, employees and controlling persons from and against any and all losses, liabilities, costs, claims, actions, demands, damages, expenses (including reasonable attorneys’ fees and expenses) which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (i) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or (ii) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, in the Final Prospectus, in the electronic roadshow presentation identified in Schedule IV, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Republic will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for inclusion therein as set forth in the letter attached hereto in Exhibit C. This indemnity agreement will be in addition to any liability which the Republic may otherwise have.

(b) Underwriters’ Indemnity. Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Republic and its officials, including its authorized representative in the United States who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, costs, claims, actions, demands, damages or expenses (i) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, not misleading, or (ii) that are caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, in the Final Prospectus, in the electronic roadshow presentation identified in Schedule IV, or in any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon or in conformity with written information furnished to the Republic by or on behalf of the Underwriters specifically for use in the preparation of the documents as set forth in the letter attached hereto as Exhibit C, and agrees to reimburse the Republic, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c) Notification. If any action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted against an indemnified party in respect of which indemnity is to be sought against the indemnifying party under this Section 10, the indemnified party shall promptly notify the indemnifying party in writing and the indemnifying party, upon request of such indemnified party, shall retain counsel reasonably satisfactory to such indemnified party to represent such indemnified party and any others the indemnifying party may designate in such proceeding (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) and shall pay the fees and expenses of such counsel related to such proceeding. In such proceeding, the indemnified party shall have the right to retain counsel of its own choice to represent it in connection with such action, claim or demand, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. With respect to any indemnification claim under Section 10(a) hereof, any such firm shall be designated in writing by the Underwriters. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying party shall not, without the written consent (such consent not to be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 10 is for any reason held by a court to be unavailable in accordance with its terms, the Republic, on one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, costs, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Republic, on one hand, and the Underwriters, on the other hand, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the amount referred to in Section 9(c) hereof bears to the initial public offering price of the Securities, and the Republic is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Underwriters shall not be required to contribute any amount in excess of the amount paid to the Underwriters, respectively, pursuant to Section 9(c) hereof. The Underwriters’ contribution obligations are several in proportion to their respective obligations as reflected Schedule II, and not joint. For purposes of this Section 10(d), each director, officer, employee and controlling person of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters and each official of the Republic who signs the Registration Statement shall have the same rights to contribution as the Republic. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have other than under this paragraph (d).

For the avoidance of doubt, the obligations of the Underwriters hereunder are several and not joint. No Underwriter shall be liable for the acts or omissions of any other Underwriter.

11. Default of Underwriters

If any of the Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter(s) shall be obligated to take up and pay for the Securities which the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter(s) agreed but failed to purchase shall exceed 30% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriter(s) shall have the right to purchase all (but not less than all), but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriter(s) does not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Republic. In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Republic shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 11.

12. Underwriters Not Fiduciaries.

The Republic acknowledges and agrees that:

(a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Republic, on the one hand, and the Underwriters, on the other;

(b) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as principals and not the agents or fiduciaries of the Republic;

(c) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Republic with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Republic on other matters) or any other obligation to the Republic except the obligations expressly set forth in this Agreement;

(d) the Republic has consulted its own advisors to the extent it deemed appropriate; and

(e) none of the activities of the Underwriters in connection with the offering constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

To the fullest extent permitted by law, the Republic agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Republic, in connection with such transaction or the process leading thereto.

13. Expenses

Subject to Section 10 hereof, the Republic agrees to pay (a) the fees and expenses of Uruguayan and United States counsel to the Republic in connection with the issuance of the Securities in connection with the preparation and filing of each Prospectus Supplement and the Disclosure Package, (b) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel for such parties), (c) the fees and costs incurred in connection with obtaining ratings of the Securities from rating agencies, (d) the costs of filing each Prospectus Supplement and the Disclosure Package on EDGAR, (e) the costs of printing each Prospectus Supplement and the Disclosure Package, (f) the costs of distributing each Prospectus Supplement and the Disclosure Package, (g) all listing fees incurred in connection with the clearance of the Securities for book-entry transfer through DTC, and (h) the listing and filing fees and similar expenses incurred in listing the Securities on each Stock Exchange including the fees paid

(i) to qualify the Securities with the Luxembourg Stock Exchange and the London Stock Exchange and (ii) for listing on the Euro MTF Market of the Luxembourg Stock Exchange and the ISM and SBM of the London Stock Exchange. The Underwriters agree, severally and not jointly, to pay all other expenses, including, without limitation, (a) the fees and expenses of Uruguayan and United States counsel to the Underwriters in connection with the issuance of the Securities, (b) the costs of tombstones, if any, (c) their out-of-pocket expenses, including any expenses associated with the due diligence review conducted by the Underwriters and (d) the costs of any electronic road show.

14. Termination

(a) The Underwriters’ Ability to Terminate. Despite anything contained in this Agreement, the Underwriters may, by notice to the Republic (attention: Debt Management Unit of the Ministry of Economy and Finance) given at any time prior to payment of the net subscription moneys for the Securities to the Republic (but, in the case of Section 14(a)(iii) and/or (v) hereof, only after consultation with the Republic), terminate this Agreement in any of the following circumstances:

(i) there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Section 5 hereof or any failure to perform in any material respect any of the Republic’s undertakings or agreements in this Agreement; or

(ii) any of the conditions specified in Section 8 hereof has not been satisfied or waived by the Underwriters and cannot be satisfied on or before the Closing Date; or

(iii) in the opinion of the Underwriters, there shall have been such a change in Uruguayan, United States or international financial, political or economic conditions as would in the Underwriters’ reasonable judgment be likely to prejudice materially the success of the offering and distribution of the Securities; or

(iv) on the Closing Date, the Republic shall fail to tender the Securities for delivery; or

(v) trading in securities generally on the New York Stock Exchange or of the debt securities of the Republic in the United States shall have been suspended or materially limited or a major disruption has occurred in the settlement or clearance of debt securities services in the United States and such event shall continue until at least the Business Day preceding the Closing Date, or a banking moratorium has been declared by either Federal or New York state or Uruguayan authorities and any such event shall make it impractical to proceed with the closing.

(b) Consequences of Termination. Upon such notice being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except for the liability of the parties in relation to expenses as provided in Section 13 hereof, any liability arising before or in relation to such termination and the respective obligations of the parties pursuant to Section 15 hereof which would have continued had the arrangements for the subscription and issue of the Securities been completed.

15. Survival of Representations and Obligations

The indemnity agreement set forth in Section 10 hereof, the obligations of the Republic under Section 13 hereof, Sections 17, 18, 19, 20 and 21 hereof and the representations and warranties set forth in this Agreement shall continue in full force and effect despite completion of the arrangements for the sale and issuance of the Securities or any investigation made by or on behalf of the Underwriters or the Republic.

16. Notices

Any communication shall be given in writing and shall be delivered or telexed or sent by facsimile transmission, in the case of notices to the Republic, to it at:

República Oriental del Uruguay

c/o Debt Management Unit,

Ministry of Economy and Finance

Colonia 1089 – Third Floor

11100 Montevideo

República Oriental del Uruguay

Email: debtinfo@mef.gub.uy

Fax No: +598-2-1712-2688

Attention: Debt Management Unit

and in the case of notices from the Republic, to the Underwriters at:

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 17th Floor

New York, New York 10019

United States of America

Toll Free: +1 866 807 6030

E-mail: DCMNewYork@ca-cib.com

Attention: Debt Capital Markets

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

Fax No: +1 (646) 366-3229

Email: tmg.americas@us.hsbc.com

Attention: Transaction Management Group

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Latin America Debt Capital Markets

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

United States of America

Fax No.: + (212) 407-0930

E-mail: DCMAmericas@santander.us

Attention: Debt Capital Markets

Any such communication shall take effect, in the case of a letter, at the time of delivery, or in the case of facsimile transmission, at the time of dispatch.

17. Governing Law and Jurisdiction

(a) Governing Law. This Agreement is governed by, and shall be construed in accordance with, the law of the State of New York.

(b) Jurisdiction. The Republic hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and any appellate court, in any action or proceeding arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, and the Republic hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Republic hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of the place of residence or domicile of the Republic. The Republic hereby irrevocably appoints Cogency Global Inc. (the “Process Agent”), with an office on the date hereof at 122 East 42nd Street, 18th Floor, New York, New York, 10168, United States of America., as its agent to receive on behalf of itself and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding, except actions arising out of U.S. federal or state securities laws, brought in such New York state or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made by mailing or delivering a copy of such process to the Republic in care of the Process Agent at the address specified above for the Process Agent, and the Republic hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Republic also irrevocably consents to the service of any and all process in any such action or proceeding in such New York state or federal court sitting in the Borough of Manhattan, the City of New York by the mailing of copies of such process to itself at its address specified in Section 16 hereof.

(c) Nothing in this Section 17 shall affect the right of the Underwriters to serve legal process in any other manner permitted by law or affect the right of the Underwriters to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

18. Waiver of Sovereign Immunity

(a) To the extent that the Republic has or hereafter may acquire or have attributed to it any immunity under any law (other than the laws of the Republic) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Republic hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Securities, the Disclosure Package or the Final Prospectus. To the extent that the Republic has or hereafter may have any immunity under the laws of the Republic (i) from jurisdiction of any court, (ii) from any legal process in the courts of the Republic (other than immunity from attachment prior to judgment and attachment in aid of execution), or (iii) from any legal process in any court other than a court of the Republic, whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise, with respect to itself or its property, the Republic hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the Republic, in respect of its obligations under this Agreement, the Securities, the Disclosure Package or the Final Prospectus. Without limiting the generality of the foregoing, the Republic agrees that the waivers set forth in this subsection (a) shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act. Notwithstanding the foregoing, the Republic hereby reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act of 1976 with respect to actions brought against the Republic under U.S. federal securities laws or any state securities laws.

(b) The Republic hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to this Agreement, the Securities, the Disclosure Package or the Final Prospectus, the posting of any bond or the furnishing, directly or indirectly, of any other security.

19. Waiver of Jury Trial. The Republic hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Severability

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

22. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

23. Successors

This Agreement shall inure to the benefit of and be binding upon the parties hereto and the indemnified parties referred to in Section 10 hereof and their respective administrators and successors, and no other person shall have any right or obligation hereunder. No purchaser of any Security from the Underwriters shall be deemed to be a successor or assign merely by reason of such purchase.

24. Obligation of the Underwriters for Purposes of Uruguayan Law

In order to give effect to Section 17(a) hereof under the laws of the Republic, the Underwriters and the Republic hereby acknowledge that the primary obligation arising under this Agreement is the obligation on the part of the Underwriters to disburse the Purchase Price, subject to the adjustments referred to in Section 9(c) hereof, to or for the account of the Republic on the Closing Date against delivery of the Securities, subject to the terms and conditions set forth herein.

25. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Republic, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Republic a counterpart hereof, whereupon this instrument will become a binding agreement among the Republic and the Underwriters.

[SIGNATURE PAGES FOLLOW]

Very truly yours,

REPÚBLICA ORIENTAL DEL URUGUAY

By:	/s/ Azucena Arbeleche
Name: Azucena Arbeleche
Title: Minister of Economy and Finance,
República Oriental del Uruguay

The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Gordon Kingsley
Name: Gordon Kingsley
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Alexei Remizov
Name: Alexei Remizov
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Carlos Aspillaga
Name: Carlos Aspillaga
Title: Executive Director

SANTANDER INVESTMENT SECURITIES INC.

By:	/s/ Conor Nugent
Name: Conor Nugent
Title: Managing Director

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

SCHEDULE I

Underwriting Agreement Dated:	October 20, 2022

Indenture:	Indenture, dated as of October 27, 2015 (as amended and supplemented), among República Oriental del Uruguay, as Issuer and The Bank of New York Mellon, as trustee.

The Underwriters and their Addresses:

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas, 17th Floor

New York, New York 10019

United States of America

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

United States of America

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Santander Investment Securities Inc.

45 East 53rd Street

New York, New York 10022

United States of America

Title and Description of the Securities:	U.S.$ 1,499,975,998 5.750% USD Bonds due 2034

Aggregate Principal Amount:	U.S.$ 1,499,975,998

Interest Accruing From:	October 28, 2022

Interest Payment Dates:	October 28 and April 28 of each year, beginning April 28, 2023, with a final interest payment on the maturity date, which will be October 28, 2034

Maturity Date:	October 28, 2034

Payments of Principal:	Principal will be repaid in three nominally equal installments on October 28, 2032, October 28, 2033 and at maturity

Initial Interest Rate:	The Securities will initially bear interest at a rate of 5.750% per year

Subsequent Rate of Interest:	Under the terms of the Securities, Uruguay agrees to deliver, on or before the date that is 15 calendar days prior to October 28, 2027 (such 15th day, the

Sch. I-1

“Notification Date”), an officer’s certificate (the “Notification Date Certificate”) to the trustee certifying that (i) the methodologies employed to prepare the Annual Emissions Report, Native Forest Report and KPIs Report summarized in the most recent SSLB Annual Report have been verified in the External Verification Report to be published by Uruguay and UNDP on or prior to May 31, 2027; and (ii) it has published, on or prior to May 31, 2027, an SSLB Annual Report confirming whether the sustainability performance targets (“SPTs”) have been satisfied or not.

From and including October 28, 2027 (the “Interest Rate Step-Up/Step-Down Date”), the Initial Interest Rate will be adjusted upward or downward by up to 30 basis points, depending on whether Uruguay satisfies or fails to satisfy the SPTs.

If Uruguay,

•  fails to deliver the Notification Date Certificate on or prior to the Notification Date, the interest rate payable on the Securities will increase by 30 basis points;

•  delivers the Notification Date Certificate on or prior to the Notification Date and such certificate contains a certification that, pursuant to the information included in the SSLB Annual report:

•  SPT-1.1 has not been met, the interest rate payable on the Securities will increase by 15 basis points;

•  SPT-2.1 has not been met, the interest rate payable on the Securities will increase by 15 basis points;

Sch. I-2

•  SPT-1.2 has been met, the interest rate payable on the Securities will decrease by 15 basis points; and/or

•  SPT-2.2 has been met, the interest rate payable on the Securities will decrease by 15 basis points.

Payment of Interest:	Amounts due in respect of interest will be accrued and paid semi-annually in arrears on October 28 and April 28 of each year, commencing on April 28, 2023. Interest on the Securities will be calculated on the basis of a 360 day year of twelve 30 day months.

Optional Redemption:

Prior to July 28, 2034 (three months prior to the maturity date of the Securities) (the “Par Call Date”), Uruguay may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by Uruguay) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date and taking into account the interest rate applicable on the Securities on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Step- Up/Down Date shall take into account the Applicable Interest Rate) on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

“Applicable Interest Rate” shall mean for any redemption by Uruguay:

Sch. I-3

(a)   prior to and excluding the date of publication of the SSLB Annual Report, the following rates (x) 5.750% per annum for all interest periods prior to the Interest Rate Step-Up/Down Date and (y) 5.750% plus 30 bps per annum for all interest periods commencing on and following the Interest Rate Step-Up/Down Date until the Par Call Date; and

(b)   from and including the date of publication of the SSLB Annual Report until and excluding the Interest Rate Step-Up/Down Date, the following rates (x) 5.750% per annum until the date immediately prior to the Interest Rate Step- Up/Down Date and (y) the applicable interest rate per annum that would have resulted pursuant to the terms of this prospectus supplement from Uruguay meeting or failing to meet the SPTs (based on the information included in the SSLB Annual Report and as verified in the applicable External Verification Report), for all interest periods commencing on and following the Interest Rate Step- Up/Down Date until the Par Call Date.

On and after the Par Call Date, Uruguay may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but, excluding, the date of redemption date.

Currency of Payment:	United States Dollars

Form(s) and Denomination(s):	One or more global securities deposited with a custodian for, and registered in the name of a nominee of The Depository Trust Company and in denominations of U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof.

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Underwriting Commission:	0.12% of the aggregate principal amount of the Securities.

Purchase Price for the Underwriters (less the Underwriting Commission):	U.S.$$1,477,821,352.51 less U.S.$ $1,799,971.20 on account of the underwriting commission.

Initial Public Offering Price:	98.523% of the principal amount plus accrued interest from October, 28, if settlement occurs after that date.

Manner of Payment:	Wire transfer of immediately available funds.

Closing Date, Time and Location:	10:00 a.m. (New York City time) on October 28, 2022 in New York City.

Listing:	Application will be made to admit the Securities (i) to the Luxembourg Stock Exchange and to have the Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and (ii) to the London Stock Exchange for the Securities to be admitted to trading on its ISM and its SBM.

Trustee:	The Bank of New York Mellon

Defined Terms:	Terms used and not otherwise defined in this Schedule I shall have the meaning assigned to them in the Preliminary Prospectus Supplement.

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SCHEDULE II

Underwriter	Securities
Credit Agricole Securities (USA) Inc.	U.S.$374,994,000

HSBC Securities (USA) Inc.	U.S.$374,994,000

J.P. Morgan Securities LLC	U.S.$374,993,999

Santander Investment Securities Inc.	U.S.$374,993,999

Total	U.S.$1,499,975,998

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SCHEDULE III

Selling Restrictions

General

By their purchase and acceptance of the Securities issued under this Agreement to which these selling restrictions are scheduled, the Underwriters represent, warrant and agree, severally and not jointly, that they will observe all applicable laws and regulations in any jurisdiction in which they may offer, sell or deliver Securities; and they will not directly or indirectly offer, sell, resell, reoffer or deliver Securities or distribute any prospectus, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations, and all actions or measures so taken shall be at the sole expense of the Underwriters. The Underwriters also acknowledge and agree, severally and not jointly, that they are not authorized to give any information on or to make any representation not contained in the Final Prospectus or the Disclosure Package in connection with the offer and sale of the Securities.

No action has been or will be taken by the Underwriters or the Republic that would permit a public offering of the Securities or possession or distribution of the Final Prospectus, the Disclosure Package, or any other offering or publicity material relating to the Securities, in any country or jurisdiction in which action for that purpose is required (other than the United States).

Except for registration under the Securities Act and compliance with the rules and regulations thereunder and the qualification of the Securities for offer and sale under the laws of such jurisdictions as the Underwriters and the Republic may agree to pursuant to Section 7(A)(f) hereof, the Republic shall not have any responsibility for obtaining, and the Underwriters agree, severally and not jointly, with the Republic that they and their respective affiliates will obtain, any consent, approval or authorization required for the purchase, offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such purchase, offer, sale or delivery of any of the Securities.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. Accordingly, any person making or intending to make an offer in the EEA of Securities which are the subject of the offers contemplated in this prospectus supplement may only do so to legal entities which are qualified investors as defined in the EEA, provided that no such offer of Securities shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither Uruguay nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

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The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in this prospectus supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Securities is: (1) a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) not a “retail investor” (as defined above).

Any distributor subject to MiFID II subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has been prepared on the basis that the requirement under the Prospectus Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”) to produce or publish a prospectus for offers of Securities does not apply. This Prospectus Supplement does not constitute a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of the UK Prospectus Regulation; or (ii) a customer within the meaning of the provisions of the FSMA) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of the UK Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation, as it forms part

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of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. Each person in the UK who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in this prospectus supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Securities is not a “retail investor” (as defined above).

Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”), subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the UK MiFIR Product Governance Rules. Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with these UK MiFIR Product Governance Rules.

This Prospectus Supplement has not been approved by an authorized person for the purposes of section 21 of the FSMA. This Prospectus Supplement is for distribution only to persons who: (i) are outside the United Kingdom; (ii) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (iii) are persons falling within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The Securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the Securities, constitutes or will constitute a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the Securities may be publicly distributed or otherwise made publicly available in Switzerland.

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Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.

This offer document is an Exempt Offer in accordance with the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to Persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other Person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The Securities to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of this Exempt Offer document you should consult an authorised financial advisor.

Notice to Prospective Investors in the Dubai International Financial Centre

The Prospectus Supplement relates to an Exempt Offer in accordance with the Market Rules of the Dubai Financial Services Authority (“DFSA”). The Prospectus Supplement is intended for distribution only to persons of a type specified in the Market Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved the Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus Supplement. The Securities to which the Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Securities offered should conduct their own due diligence on the Securities. If you do not understand the contents of the Prospectus Supplement you should consult an authorized financial advisor.

This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

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Notice to Prospective Investors in Hong Kong

The Securities are not being offered or sold, in Hong Kong, by means of the Prospectus Supplement or and any other documents or materials relating to the Offers other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public for the purposes of the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance. None of the Republic, the Underwriters has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and accordingly will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

The Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. The Prospectus Supplement or any other document or material in connection with the Offers may not be circulated or distributed in such a manner to cause such Securities to be made the subject of an invitation for subscription or purchase whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each

Sch. III-5

of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to Section 275(1A) of the SFA, or Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Taiwan

The offer of the Securities has not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and the Securities may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan requiring registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Securities in Taiwan.

Notice to Prospective Investors in Canada

The Securities may be sold only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be in made accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Chile

Pursuant to Chilean Capital Markets Act and Norma de Carácter General (“General Rule”) No. 336, dated June 27, 2012, issued by the Chilean Financial Market Commission (“CMF”), the existing Securities may be privately offered in Chile to certain “qualified investors” identified as such by

Sch. III-6

CMF General Rule No. 336 (which in turn are further described in CMF General Rule No. 216, dated June 12, 2008, and in CMF General Rule No. 410, dated July 27, 2016). General Rule No. 336 requires the following information to be provided to prospective investors in Chile:

1. Date of commencement of the offer: October 20, 2022. The offer of the Securities is subject to General Rule No. 336, dated June 27, 2012, issued by the CMF;

2. The subject matter of this offer are securities not registered with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, and as such are not subject to the oversight of the CMF;

3. Since the Securities are not registered in Chile there is no obligation by Uruguay to make publicly available information about the Securities in Chile; and

4. The Securities shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

Notice to Prospective Investors in Peru

The Securities and the information contained in the Prospectus Supplement has not been, and will not be, registered with or approved by the Superintendency of the Securities Market (Superintendencia del Mercado de Valores) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Securities cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru.

Notice to Prospective Investors in Argentina

The Securities have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. The Securities may not be publicly distributed in Argentina. Neither the issuer nor the Underwriters will solicit the public in Argentina in connection with the Prospectus Supplement.

Notice to Prospective Investors in Brazil

The Securities have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, have not been and will not be registered with the Securities Commission of Brazil (Comissão de Valores Mobiliários, or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Securities in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the Securities, may not be delivered in Brazil.

Notice to Prospective Investors in Uruguay

The Securities are exempt from all registration requirements in Uruguay pursuant to Section 3 of Law N° 18.627.

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SCHEDULE IV(a)

Pricing Term Sheet, dated October 20, 2022, relating to the Securities

Pricing Term Sheet

República Oriental del Uruguay

U.S.$1,499,975,998 5.750% USD Bonds due 2034 (the “Securities”)

Final Terms and Conditions

As of October 20, 2022

Issuer	República Oriental del Uruguay.

Title	5.750% USD Bonds due 2034

Principal Amount	U.S.$1,499,975,998

Maturity Date	October 28, 2034

Pricing Date	October 20, 2022

Settlement Date	October 28, 2022 (T+6).

Public Offering Price	98.523% of the principal amount.

Spread to Benchmark Treasury	170 bps

Benchmark Treasury	2.750% due August 15, 2032

Benchmark Price and Yield	88-05+ and 4.235%

Yield to Maturity	5.935%

Interest Payment Dates	April 28 and October 28 of each year, beginning on April 28, 2023, with a final interest payment on the maturity date, which will be October 28, 2034.

Initial Rate of Interest	The Securities will initially bear interest at a rate of 5.750% per year.

Subsequent Rate of Interest	Under the terms of the Securities, Uruguay agrees to deliver, on or before the date that is 15 calendar days prior to October 28, 2027 (such 15th day, the “Notification Date”), an officer’s certificate (the “Notification Date Certificate”) to the trustee certifying that (i) the methodologies employed to

Sch. IV-1

prepare the Annual Emissions Report, Native Forest Report and KPIs Report summarized in the most recent SSLB Annual Report have been verified in the External Verification Report to be published by Uruguay and UNDP on or prior to May 31, 2027; and (ii) it has published, on or prior to May 31, 2027, an SSLB Annual Report confirming whether the sustainability performance targets (“SPTs”) have been satisfied or not.

From and including October 28, 2027 (the “Interest Rate Step-Up/Step-Down Date”), the Initial Interest Rate will be adjusted upward or downward by up to 30 basis points, depending on whether Uruguay satisfies or fails to satisfy the SPTs.

If Uruguay,

• fails to deliver the Notification Date Certificate on or prior to the Notification Date, the interest rate payable on the Securities will increase by 30 basis points;

• delivers the Notification Date Certificate on or prior to the Notification Date and such certificate contains a certification that, pursuant to the information included in the SSLB Annual report:

• SPT-1.1 has not been met, the interest rate payable on the Securities will increase by 15 basis points;

• SPT-2.1 has not been met, the interest rate payable on the Securities will increase by 15 basis points;

• SPT-1.2 has been met, the interest rate payable on the Securities will decrease by 15 basis points; and/or

• SPT-2.2 has been met, the interest rate payable on the Securities will decrease by 15 basis points.

Sustainability Performance Targets:	SPT-1.1: Achieving a reduction of at least 50% in Aggregate Gross GHG Emissions, expressed in CO2eq per real GDP unit, by 2025 (the “Observation Year”) compared to 1990.

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SPT-1.2: Achieving a reduction of more than 52% in Aggregate Gross GHG Emissions, expressed in CO2eq per real GDP unit by the Observation Year compared to 1990.

SPT-2.1: Maintaining at least 100% of the Native Forest Area covering Uruguay’s territory by the Observation Year compared to 2012.

SPT-2.2: Achieving an increase of more than 3% in the Native Forest Area (i.e., the Native Forest Area covering Uruguay’s territory should be more than 103%) by the Observation Year compared to 2012.

Payments of Principal	Principal will be repaid in three nominally equal installments on October 28, 2032, October 28, 2033, and at maturity.

Optional Redemption	Prior to July 28, 2034 (three months prior to the maturity date of the Securities) (the “Par Call Date”), Uruguay may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places and calculated by Uruguay) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date and taking into account the interest rate applicable on the Securities on the redemption date; provided, however, that any optional redemption prior to the Interest Rate Step-Up/Down Date shall take into account the Applicable Interest Rate) on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to, but excluding, the date of redemption, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

“Applicable Interest Rate” shall mean for any redemption by Uruguay:

(c)   prior to and excluding the date of publication of the SSLB Annual Report, the following rates (x) 5.750% per annum for all interest periods prior to the Interest Rate Step-Up/Down Date and (y) 5.750% plus 30 bps per annum for all

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interest periods commencing on and following the Interest Rate Step-Up/Down Date until the Par Call Date; and

(d)   from and including the date of publication of the SSLB Annual Report until and excluding the Interest Rate Step-Up/Down Date, the following rates (x) 5.750% per annum until the date immediately prior to the Interest Rate Step-Up/Down Date and (y) the applicable interest rate per annum that would have resulted pursuant to the terms of this prospectus supplement from Uruguay meeting or failing to meet the SPTs (based on the information included in the SSLB Annual Report and as verified in the applicable External Verification Report), for all interest periods commencing on and following the Interest Rate Step-Up/Down Date until the Par Call Date.

On and after the Par Call Date, Uruguay may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but, excluding, the date of redemption date.

Denominations	U.S.$1.00 and integral multiples of U.S.$1.00 in excess thereof.

Day Count	30/360

Distribution	SEC Registered.

CUSIP / ISIN	760942 BE1 / US760942BE11

Governing Law	State of New York.

Listing	Application will be made to admit the Securities to: (i) the Luxembourg Stock Exchange and to have the Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange, and (ii) the London Stock Exchange to have the Securities admitted to trading on its ISM and SBM.

Joint Book-running Managers	Credit Agricole Securities (USA) Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Santander Investment Securities Inc.

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Defined Terms:	Terms used and not otherwise defined in this Pricing Term Sheet shall have the meaning assigned to them in Uruguay’s preliminary prospectus supplement dated October 18, 2022.

The following additional information of Uruguay and regarding the securities is available from the SEC’s website and also accompanies this free-writing prospectus:

https://www.sec.gov/Archives/edgar/data/102385/000119312522264254/d394171d424b3.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312522264247/d392109d18ka.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312522247680/d240498dex1.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312522236338/d303608d18k.htm

https://www.sec.gov/Archives/edgar/data/102385/000119312518072100/d526658dsb.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling Credit Agricole Securities (USA) Inc. at +1 (866) 807-6030, HSBC Securities (USA) Inc. at +1 (866) 811-8049, J.P. Morgan Securities LLC collect at +1 (212) 834-4533, and Santander Investment Securities Inc. collect at +212-940-1442 or toll-free at +1 (855) 404-3636.

Delivery of the Securities is expected on or about October 28, 2022, which will be the sixth business day following the date of pricing of the Securities. Under Rule 15c6–1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities prior to two business days before the Settlement Date may be required, by virtue of the fact that the Securities initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to trade Securities prior to two business days before the Settlement Date should consult their own advisor.

This term sheet has been prepared on the basis that any offer of Securities in any Member State of the European Economic Area (“EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Securities. Accordingly, any person making or intending to make an offer in the EEA of Securities which are the subject of the offers contemplated in the Prospectus Supplement may only do so to legal entities which are qualified investors as defined in the EEA, provided that no such offer of Securities shall require Uruguay or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case in relation to such offer. Neither the Republic nor the

Sch. IV-5

underwriters have authorized, nor do they authorize, the making of any offer of Securities to any legal entity which is not a “qualified investor” as defined in the Prospectus Regulation. Neither the Republic nor the underwriters have authorized, nor do they authorize, the making of any offer of Securities through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Securities contemplated in the prospectus supplement. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2017/1129 (as amended, “IMD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each person in the EEA who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in the Prospectus Supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Republic that it and any person on whose behalf it acquires Securities is not a “retail investor” (as defined above).

Any distributor subject to MiFID II (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the Securities is responsible for undertaking its own target market assessment in respect of the Securities and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (the “Delegated Directive”). Neither Uruguay nor any of the underwriters make any representations or warranties as to a distributor’s compliance with the Delegated Directive. This term sheet has been prepared on the basis that the requirement under the Prospectus Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”) and the Financial Services and Markets Act 2000, as amended (the “FSMA”) to produce or publish a prospectus for offers of Securities does not apply. This Prospectus Supplement does not constitute a prospectus for the purposes of the UK Prospectus Regulation and the FSMA.

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of the UK Prospectus Regulation; or (ii) a customer within the meaning of the provisions of the FSMA) and any rules or regulations made under the FSMA to implement the

Sch. IV-6

Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of the UK Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation, as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Each person in the UK who receives any communication in respect of, or who acquires any Securities under, the offers to the public contemplated in this prospectus supplement, or to whom the Securities are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and Uruguay that it and any person on whose behalf it acquires Securities is not a “retail investor” (as defined above).

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, (iv) fall within Article 43 (“Members and creditors of certain bodies corporate”) of Financial Promotion Order, or (v) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Sch. IV-7

SCHEDULE IV(b)

Net Roadshow, presentation dated October 18, 2022

Sch. IV-8

EXHIBIT A

Exhibit A

to the Underwriting Agreement

Form of Opinion, including negative assurance, of Dr. Gonzalo Muñiz Marton and Dra. Gabriela Tobías Pedronzo, Counsels to the Ministry of Economy and Finance of the Republic of Uruguay.

A-1

Exhibit B

to the Underwriting Agreement

Form of Opinion and Negative Assurance Letter of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for the Republic.

B-1

EXHIBIT C

Exhibit C

to the Underwriting Agreement

Form of the Underwriters’ Blood Letter

C-1